                                                                  EXHIBIT 4(4.1)





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



                                                                  EXHIBIT 4(4.1)

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT (this "First Amendment") dated as of December 5, 1997 is to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of July 25, 1997 among LAYNE CHRISTENSEN COMPANY (the "Company"), LAYNE CHRISTENSEN AUSTRALIA PTY LIMITED ("Layne Australia"), various financial institutions and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement which provides for (i) the Banks to make U.S. Loans to the Company from time to time, (ii) the Australian Banks to make Australian Loans to Layne Australia from time to time, and (iii) the Issuer to issue Letters of Credit for the account of the Company (or jointly for the account of the Company and any Subsidiary) from time to time and for the Banks to purchase participations therein; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement to add two additional financial institutions as Australian Banks;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. NEW AUSTRALIAN BANKS. Effective on and as of the First Amendment Effective Date (as defined below), each of Bank of New Zealand Australia, A Division of National Australia Bank Limited ACN 004 044 937 and Societe Generale Australia Limited ACN 002 093 021 shall be added as a party to the Credit Agreement as an Australian Bank with an Australian Percentage as set forth on Schedule 1.1(a) to the Credit Agreement, as amended hereby, and shall have all of the rights and obligations of an Australian Bank under the Credit Agreement, as amended hereby. The address for each new Australian Bank is set forth below its signature hereto.

         SECTION 2. AMENDMENT. Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Credit Agreement shall be amended as set forth in SECTIONS 2.1 and 2.2 below.



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



         SECTION 2.1 SECTION 1. The definition of "Note" in Section 1 of the Credit Agreement is hereby amended by deleting the language "Section 3.1" therein and substituting therefor the language "Section 3.2".

         SECTION 2.2 SECTION 3. Section 3 of the Credit Agreement is hereby amended in its entirety to read as follows:

                    SECTION 3  NOTES AND LOAN ACCOUNTS.

                    3.1 LOAN ACCOUNT. The Loans made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by the Agent and each Bank shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks to the Borrowers, and the interest and payments thereon. Any failure so to record or any error in so recording shall not, however, limit or otherwise affect the obligation of the applicable Borrower hereunder to pay any amount owing with respect to any Loan.

                    3.2 NOTES. Upon the request of any Bank made through the Agent (and in the case of Australian Loans, so long as the issuance of such Note shall not result in the imposition of any stamp, withholding or other tax), the Loans made by such Bank to either Borrower may be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Note" and collectively for all Banks the "Notes") substantially in the form of EXHIBIT A, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to the applicable Note the date, amount and maturity of each applicable Loan made by it and the amount of each payment of principal made by such Borrower with respect thereto. Each such Bank is irrevocably authorized by such Borrower to endorse the applicable Note and each such Bank's record shall be conclusive absent demonstrable error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation on any Note with respect to any Loan shall not limit or otherwise affect the obligations of the such Borrower hereunder or under such Note to such Bank.

         SECTION 2.3 SCHEDULE 1.1(a). Schedule 1.1(a) to the Credit Agreement is amended in its entirety to read in the form of Schedule 1.1(a) hereto.

         SECTION 3. EFFECTIVENESS. The provisions set forth in SECTIONS 1 and 2 above shall become effective, as of the day and year first above written, on such date (the "First Amendment Effective Date") that the Agent shall have received counterparts of this First Amendment executed by the parties hereto.

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



         SECTION 4.  MISCELLANEOUS.

         SECTION 4.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         SECTION 4.2 COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart be deemed to be an original but all such counterparts shall together constitute one and the same First Amendment.

         SECTION 4.3 GOVERNING LAW. This First Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         SECTION 4.4 SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon the Company, Layne Australia, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, Layne Australia, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

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



         Delivered at Chicago, Illinois, as of the day and year first above written.


                                         LAYNE CHRISTENSEN COMPANY


                                         By: /s/ Jerry W. Fanska
                                             -----------------------------------
                                         Title: Vice President-Finance
                                               ---------------------------------


                                        LAYNE CHRISTENSEN AUSTRALIA PTY
                                            LIMITED ACN 078 167 610


                                         By: /s/ A. B. Schmitt
                                             -----------------------------------
                                         Title:         Director
                                               ---------------------------------


                                        BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION,
                                            as Agent


                                         By: /s/ R. G. Stapleton
                                             -----------------------------------
                                                     Managing Director



                                         BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION, as a Bank


                                         By: /s/ R. G. Stapleton
                                             -----------------------------------
                                                     Managing Director


                                         BA AUSTRALIA LIMITED ACN 004 617 841


                                         By: /s/ R. G. Stapleton
                                             -----------------------------------
                                                     Attorney in Fact

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



                                         MERCANTILE BANK, as Co-Agent and
                                         as a Bank


                                         By: /s/ Brian Hoban
                                             -----------------------------------
                                         Title:  Corporate Banking Officer
                                                --------------------------------


                                         MICHIGAN NATIONAL BANK, as Co-Agent
                                         and as a Bank


                                         By: /s/ Christopher J. Mayone
                                             -----------------------------------
                                         Title: Commercial Relationship Manager
                                                --------------------------------


                                         BANK OF NEW ZEALAND AUSTRALIA, A
                                         DIVISION OF NATIONAL AUSTRALIA BANK
                                         LIMITED ACN 004 044 937


                                         By: /s/ Mark Yarwood
                                             -----------------------------------
                                         Title: Head of Business Banking
                                                 -------------------------------

                                         Level 6, 395 Collins Street
                                         Melbourne, Victoria
                                         Australia
                                         Attention:  Janine Anderiesz
                                         Facsimile:  (61) (03) 9641-4600


                                         THE BANK OF NOVA SCOTIA


                                         By: /s/ F.C.H. Ashby
                                             -----------------------------------
                                         Title:  Senior Manager Loan Operations
                                                --------------------------------


                                         SOCIETE GENERALE - CHICAGO BRANCH


                                         By: /s/ Robert W. Bolt
                                             -----------------------------------
                                         Title: Vice President
                                                --------------------------------

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



                                         SOCIETE GENERALE AUSTRALIA LIMITED
                                         ACN 002 093 021


                                         By:  /s/  Yannick Chagnon
                                             -----------------------------------
                                         Title:  Managing Director
                                                --------------------------------

                                         350 George Street
                                         Sydney NSW
                                         Australia
                                         Attention:  Michel Vimal du Monteil
                                         Facsimile:  612 9235 3941

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



                                 SCHEDULE 1.1(A)
                        COMMITMENT LIMITS AND PERCENTAGES



                                                  Amount of                                           Australian
Name of Bank                                     Commitment                       Percentage          Percentage
------------                                     ----------                       ----------          ----------

Bank of America National                         U.S.$25,000,000                    25.0%                 N/A
Trust and Savings Association

BA Australia Limited*                                N/A                            N/A                   40%

Mercantile Bank                                  U.S.$20,000,000                    20.0%                 N/A

Michigan National Bank                           U.S.$20,000,000                    20.0%                 N/A

Bank of New Zealand Australia,                       N/A                            N/A                   32%
 A Division of National
 Australia Bank Limited*

The Bank of Nova Scotia                          U.S.$17,500,000                    17.5%                 N/A

Societe Generale-Chicago                         U.S.$17,500,000                    17.5%                 N/A
 Branch

Societe Generale Australia                             N/A                          N/A                   28%
 Limited*
                                                 ---------------                   ------               -----
TOTALS                                          U.S.$100,000,000                     100%                100%

* Designated as an Australian Bank by the Bank listed immediately above such Australian Bank.



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